EXHIBIT 32.2
CERTIFICATION OF CHIEF ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, Mark L. Wabschall, Senior Vice President and Chief Accounting Officer of webMethods, Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2005 (the “Report”). The undersigned hereby certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2005	/s/ Mark L. Wabschall

Name: Mark L. Wabschall
Title: Senior Vice President and Chief Accounting Officer